                                                                   Exhibit 10.21

                          LIMITED WAIVER AND AMENDMENT

     Reference is made to (i) the Note Purchase Agreement, dated as of August 4, 1998 (as amended by that First Amendment to Note Purchase Agreement, dated as of April 7, 2003, and further amended by that Second Amendment and Limited Waiver to Note Purchase Agreement, dated as of August 13, 2003, the "NPA; capitalized terms used herein without definition shall be used as defined in the NPA), among Diametrics Medical, Inc. (the "Company") and the noteholders parties thereto (the "Noteholders"), and (ii) the Convertible Senior Secured Fixed Rate Notes due August 4, 2005 of the Company issued to the Noteholders pursuant to the NPA, as amended by that certain Allonge to First Amended and Restated Convertible Senior Secured Fixed Rate Notes dated August 13, 2003 (the "Notes"), and (iii) the Stock Purchase Warrants of the Company dated April 7, 2003 issued to the Noteholders (the "First Amendment Warrants").

     This Limited Waiver and Amendment is being signed in connection with and as a condition precedent to the issuance of up to 30,000 shares of the Company's Series F Convertible Preferred Stock to be issued pursuant to that certain Subscription Agreement dated January 14, 2004 among the Company and Mercator Momentum Fund, L.P., Mercator Momentum Fund III L.P. and Long View Fund L.P. (collectively, the "Purchasers") (the "Subscription Agreement"), a copy of which is attached hereto as Exhibit A, and the Certificate of Designation for the Series F Convertible Preferred Stock, a copy of which is attached hereto as Exhibit B.

     The Company and each Noteholder hereby agree as follows:

     (a) subject to section (d) below, provided the interest payments due on December 31, 2003 and March 31, 2004 pursuant to Section 3.1 of the Notes are paid in full in cash on June 30, 2004, the Noteholders hereby waive the Company's failure to make such interest payments on such dates and the interest payments due on such dates shall be deferred and shall become due and payable in full on June 30, 2004, and, in each case, the Noteholders further waive any right to default interest provided under Section 3.2 of the Note with respect to such payments on June 30, 2004;

     (b) as contemplated by Section 13.1 of the NPA and Section 10 of the First Amendment to Note Purchase Agreement, all unreimbrused reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of counsel for the Noteholders) will be paid by the Company as directed by the Noteholders in full on June 30, 2004 in conjunction with the payment of interest to the Noteholders on such date;

     (c) (i) the Purchase Price, as defined in the First Amendment Warrants, is hereby amended to be equal to $0.34 per share and (ii) the dates on which the First Amendment Warrants become exercisable pursuant to Section 1.1 of the First Amendment Warrants are amended as follows:

                                         Cumulative Percentage of
     Date:                             Number of Shares Exercisable
     -----                             ----------------------------
     December 31, 2003                         33-1/3%
     March 31, 2004                            66-2/3%
     June 30, 2004                              100%

     (d) the agreement of the Noteholders to waive and defer interest payments pursuant to section (a) above and reimbursement of expenses pursuant to section
(b) above is subject to and conditioned upon the Company filing a registration statement on Form S-3 to register the Registrable Securities (as defined in Section 8.1(a) of the First Amendment to Note Purchase Agreement) pursuant to
Section 8 of the First Amendment to Note Purchase Agreement within thirty (30) days of the date hereof (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form), and, in the event that such registration statement is not filed by such date, the limited waiver and deferrals under sections (a) or (b) shall be deemed null and void ab initio;

     (e) Except as amended hereby, all other terms and conditions of the NPA, the Notes and the First Amendment Warrant remain in full force and effect.

     (f) The validity, construction and enforceability of this Limited Waiver and Amendment shall be governed by the internal law of the State of Minnesota, without regard to conflict of law principles.

     (g) This Limited Waiver and Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same document.

     (h) This Limited Waiver and Amendment shall be binding upon the Company, the Noteholders and their respective successors and assigns, and shall inure to the sole benefit of the Company, the Noteholders and the successors and assigns of the Company and the Noteholders.

     (i) This Limited Waiver and Amendment shall be limited precisely as written and shall not be deemed or otherwise construed to (i) constitute a waiver of any Default or Event of Default (except as set forth herein) or (ii) prejudice any right, power or remedy which the Noteholders may now have or may have in the future under or in connection with the NPA, the Notes and the First Amendment Warrant (after giving effect to this Limited Waiver and Amendment).



Dated: January 14, 2004, effective as of December 30, 2003

                             BCC ACQUISITION II LLC

                             By:    THE BAY CITY CAPITAL FUND I, L.P.
                             Its:   Manager

                             By:    Bay City Capital Management LLC
                             Its:   General Partner

                             By:    /s/ Fred Craves
                                    --------------------------------------------
                             Name:  Fred Craves
                             Title: Managing Director


                             AEOW 96, LLC

                             By:    /s/ Will Weinstein
                                    --------------------------------------------
                             Name:  Will Weinstein
                             Title: Trustee


                             HANNAH S. AND SAMUEL A. COHN
                             MEMORIAL FOUNDATION

                             By:    /s/ Thomas L. Burns
                                    --------------------------------------------
                             Name:  Thomas L. Burns
                             Title: President, Northeast Pennsylvania Trust
                                    Company, as Trustee


                             GERALD L. COHN REVOCABLE TRUST

                             By:    /s/ Gerald L. Cohn
                                    --------------------------------------------
                             Name:  Gerald L. Cohn
                             Title: Co-Trustee


                             DIAMETRICS MEDICAL, INC.

                             By:    /s/ W. Glen Winchell
                                    --------------------------------------------
                             Name:  W. Glen Winchell
                             Title: Senior Vice President of Finance

                                    EXHIBIT A
                                    ---------


                             Subscription Agreement
                               (Filed separately)

                                    EXHIBIT B
                                    ---------


       Certificate of Designation for Series F Convertible Preferred Stock
                               (Filed separately)




















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